BIMINI CAPITAL MANAGEMENT ANNOUNCES FOURTH QUARTER 2020 RESULTS

VERO BEACH, Fla. (March 11, 2021) – Bimini Capital Management, Inc. (OTCBB:BMNM), (“Bimini Capital,” “Bimini,” or the “Company”) today announced results of operations for the three month period ended December 31, 2020.

Fourth Quarter 2020 Highlights

•	Net income of $12.1 million, or $1.04 per common share
•	Income tax benefit of $10.7 million, or $0.92 per common share
•	Book value per share of $2.97
•	Company to discuss results on Friday, March 12, 2021, at 10:00 AM ET

Management Commentary

Commenting on the fourth quarter results, Robert E. Cauley, Chairman and Chief Executive Officer, said, “As we sit here today, it is very sobering when we reflect on how much has transpired between March of 2020 and March of 2021.  The month that seemed like it would never end finally did, and there were many dark days in between, but we clearly seem to be emerging from this dark episode that none of us will ever forget. The immediate impact of the turmoil in the financial markets last March was negative for Bimini and all levered MBS investors.  We shrank our portfolio and reduced our hedges to preserve liquidity.  We downsized maybe more than was needed but in doing so we were left with some dry powder to take advantage of the many very attractive investment opportunities that were available at the time.  We slowly rebuilt our portfolio, acquiring securities with mid to high teen ROE expected returns, but also materially increased our holdings of Orchid Island Capital since the stock was trading at a yield in excess of 20%. The Agency MBS market recovered quickly, with the help of asset purchases by the Federal Reserve.  The investment strategy of both Royal Palm and Orchid Island Capital have always been exclusively Agency RMBS and this proved very beneficial in 2020.  We believe we had an effective strategy that was executed well.  In spite of the fact the Royal Palm portfolio shrank by 70% during the year Bimini had higher net revenues in 2020 versus 2019.

“While the effect of the market turmoil last March led us to reduce the Royal Palm portfolio drastically, resulting in a 52% reduction in interest income for the year, it also led to a significant reduction in our borrowing cost as the Federal Reserve reduced short term interest rates to near zero.  The net effect was a modest 9% reduction in net interest income of the portfolio, inclusive of the interest expense on our trust preferred debt.  Because Orchid Island performed well over the course of the year and its stock traded at or above book value for much of the balance of the year, Orchid was able to raise additional capital and ended the year with a larger equity base than it began the year with.  Advisory service revenues were only down 2% for the year.  Finally, because we added to our ORC share holdings from approximately 1.5 million shares to approximately 2.6 million shares, dividend income increased 20%.  As a result of the strong recovery in revenues and the equity base at Orchid we revised our deferred tax asset valuation allowance, reducing the allowance such that deferred tax asset is approximately 2% higher than year-end 2019.

“As we enter 2021 the market remains favorable for our Agency RMBS strategy.  Interest rates are rising, applying modest pressure on our book value, but this should also place modest downward pressure on prepayments. Since year-end Orchid Island has executed two secondary capital raises, increasing its equity base by nearly 25%. We anticipate increased advisory service revenue for the first quarter of 2021.  In the end, Bimini remains focused on maximizing the utilization of our NOL’s and growing Royal Palm’s portfolio.  While 2020 was a challenging year, it did not prevent us from making progress on our long-term goal.”

Details of Fourth Quarter 2020 Results of Operations

The Company reported net income of $12.1 million, or $1.04 per common share, for the three-month period ended December 31, 2020.  As Orchid was able to grow its capital base during the quarter advisory service revenues increased 12%.  Interest income was down very modestly by 1% and repurchase agreement interest expense was essentially unchanged. Net revenues increased 8%.  We recorded a $0.55 million mark to market gain on our shares in ORC, on top of the $0.79 million gain in the third quarter. The income tax benefit of $10.7 million was a result of the reassessment of our deferred tax asset valuation allowance and did not impact cash flows as it is a non-cash GAAP accounting adjustment. The results for the quarter also included operating expenses of $1.66 million versus $1.62 million in the third quarter, a 3% increase.

Management of Orchid Island Capital, Inc.

Orchid Island Capital, Inc. (“Orchid”) is managed and advised by Bimini.  As manager, Bimini is responsible for administering Orchid’s business activities and day-to-day operations.  Pursuant to the terms of the management agreement, Bimini Advisors provides Orchid with its management team, including its officers, along with appropriate support personnel.

Bimini also maintains a common stock investment in Orchid which is accounted for under the fair value option, with changes in fair value recorded in the statement of operations for the current period.  For the three months ended December 31, 2020, Bimini’s statement of operations included a fair value adjustment of $0.5 million and dividends of $0.5 million from its investment in Orchid common stock.  Also during the three months ended December 31, 2020, Bimini recorded $1.8 million in advisory services revenue for managing Orchid’s portfolio consisting of $1.4 million of management fees and $0.4 million in overhead reimbursement.

Capital Allocation and Return on Invested Capital

The Company allocates capital between two MBS sub-portfolios, the pass-through MBS portfolio (“PT MBS”) and the structured MBS portfolio, consisting of interest only (“IO”) and inverse interest-only (“IIO”) securities.  The table below details the changes to the respective sub-portfolios during the quarter.

Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - September 30, 2020	$72,782,213	$333,761	$28,555	$362,316	$73,144,529
Securities Sold	(5,094,462)	-	-	-	(5,094,462)
Losses on Sales	60,067	-	-	-	60,067
Return of Investment	n/a	(51,091)	(2,371)	(53,462)	(53,462)
Pay-downs	(2,686,403)	n/a	n/a	n/a	(2,686,403)
Premium Lost Due to Pay-downs	(334,727)	n/a	n/a	n/a	(334,727)
Mark to Market (Losses) Gains	175,356	(31,438)	(1,227)	(32,665)	142,691
Market Value - December 31, 2020	$64,902,044	$251,232	$24,957	$276,189	$65,178,233

The tables below present the allocation of capital between the respective portfolios at December 31, 2020 and September 30, 2020, and the return on invested capital for each sub-portfolio for the three month period ended December 31, 2020.   Capital allocation is defined as the sum of the market value of securities held, less associated repurchase agreement borrowings, plus cash and cash equivalents and restricted cash associated with repurchase agreements. Capital allocated to non-portfolio assets is not included in the calculation.

The returns on invested capital in the PT MBS and structured MBS portfolios were approximately 5.0% and (9.3)%, respectively, for the fourth quarter of 2020.  The combined portfolio generated a return on invested capital of approximately 4.4%.

Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
December 31, 2020
Market Value	$64,902,044	$251,232	$24,957	$276,189	$65,178,233
Cash equivalents and restricted cash(1)	10,910,342	-	-	-	10,910,342
Repurchase Agreement Obligations	(65,071,113)	-	-	-	(65,071,113)
Total(2)	$10,741,273	$251,232	$24,957	$276,189	$11,017,462
% of Total	97.5%	2.3%	0.2%	2.5%	100.0%
September 30, 2020
Market Value	$72,782,213	$333,761	$28,555	$362,316	$73,144,529
Cash equivalents and restricted cash(1)	7,089,067	-	-	-	7,089,067
Repurchase Agreement Obligations	(70,685,172)	-	-	-	(70,685,172)
Total(2)	$9,186,108	$333,761	$28,555	$362,316	$9,548,424
% of Total	96.2%	3.5%	0.3%	3.8%	100.0%
(1)	Amount excludes restricted cash of $1,015 and $1,075 at December 31, 2020 and September 30, 2020, respectively, related to trust preferred debt funding hedges.
(2)	Invested capital includes the value of the MBS portfolio and cash equivalents and restricted cash, reduced by repurchase agreement borrowings.

Returns for the Quarter Ended December 31, 2020
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Income (net of repo cost)	$554,363	$(2,601)	$1,642	$(959)	$553,404
Realized and unrealized (losses) gains	(99,304)	(31,438)	(1,227)	(32,665)	(131,969)
	$455,059	$(34,039)	$415	$(33,624)	$421,435
Beginning Capital Allocation	9,186,108	333,761	28,555	362,316	9,548,424
Return on Invested Capital for the Quarter(1)	5.0%	(10.2)%	1.5%	(9.3)%	4.4%

(1)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.

Prepayments

For the fourth quarter of 2020, the Company received approximately $2.7 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate (“CPR”) of approximately 14.4% for the fourth quarter of 2020.  Prepayment rates on the two MBS sub-portfolios were as follows (in CPR):

	PT	Structured
	MBS Sub-	MBS Sub-	Total
Three Months Ended	Portfolio	Portfolio	Portfolio
December 31, 2020	12.8	24.5	14.4
September 30, 2020	13.0	32.0	15.8
June 30, 2020	12.4	25.0	15.3
March 31, 2020	11.6	18.1	13.7
December 31, 2019	15.6	15.6	15.6
September 30, 2019	9.5	16.2	10.5
June 30, 2019	9.9	14.6	10.5
March 31, 2019	5.7	13.4	6.8

Portfolio

The following tables summarize the MBS portfolio as of December 31, 2020 and 2019.

($ in thousands)
				Weighted
		Percentage		Average
		of	Weighted	Maturity
	Fair	Entire	Average	in	Longest
Asset Category	Value	Portfolio	Coupon	Months	Maturity
December 31, 2020
Fixed Rate MBS	$64,902	99.6%	3.89%	333	1-Aug-50
Interest-Only Securities	251	0.4%	3.56%	299	15-Jul-48
Inverse Interest-Only Securities	25	0.0%	5.84%	221	15-May-39
Total Mortgage Assets	$65,178	100.0%	3.89%	333	1-Aug-50
December 31, 2019
Fixed Rate MBS	216,231	99.3%	4.25%	316	1-Nov-49
Interest-Only Securities	1,024	0.4%	3.65%	281	15-Jul-48
Inverse Interest-Only Securities	586	0.3%	4.77%	254	25-Apr-41
Total Mortgage Assets	$217,841	100.0%	4.25%	316	1-Nov-49

($ in thousands)
	December 31, 2020		December 31, 2019
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$38,946	59.8%	$203,321	93.3%
Freddie Mac	26,232	40.2%	14,499	6.7%
Ginnie Mae	-	0.0%	21	0.0%
Total Portfolio	$65,178	100.0%	$217,841	100.0%

Entire Portfolio	December 31, 2020	December 31, 2019
Weighted Average Pass Through Purchase Price	$109.51	$107.12
Weighted Average Structured Purchase Price	$4.28	$6.39
Weighted Average Pass Through Current Price	$112.67	$108.77
Weighted Average Structured Current Price	$3.20	$6.91
Effective Duration (1)	3.309	3.196

(1)
Effective duration of 3.309 indicates that an interest rate increase of 1.0% would be expected to cause a 3.309% decrease in the value of the MBS in the Company’s investment portfolio at December 31, 2020.  An effective duration of 3.196 indicates that an interest rate increase of 1.0% would be expected to cause a 3.196% decrease in the value of the MBS in the Company’s investment portfolio at December 31, 2019. These figures include the structured securities in the portfolio but not the effect of the Company’s hedges. Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing, Leverage and Liquidity

As of December 31, 2020, the Company had outstanding repurchase obligations of approximately $65.1 million with a net weighted average borrowing rate of 0.25%.  These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $65.4 million, and cash pledged to counterparties of approximately $3.4 million.  At December 31, 2020, the Company’s liquidity was approximately $7.6 million, consisting of unpledged MBS and cash and cash equivalents.

We may pledge more of our structured MBS as part of a repurchase agreement funding, but retain cash in lieu of acquiring additional assets.  In this way, we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash. Below is a listing of outstanding borrowings under repurchase obligations at December 31, 2020.

($ in thousands)
Repurchase Agreement Obligations
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	(in Days)
Mirae Asset Securities (USA) Inc.	$48,404	74.4%	0.25%	$2,685	21
South Street Securities, LLC	7,302	11.2%	0.30%	409	133
Citigroup Global Markets, Inc.	6,038	9.3%	0.23%	335	19
JVB Financial Group, LLC	3,317	5.1%	0.23%	36	15
Mitsubishi UFJ Securities (USA), Inc.	10	0.0%	0.65%	110	13
	$65,071	100.0%	0.25%	$3,575	33

(1)	Equal to the fair value of securities sold plus accrued interest receivable and cash posted as collateral (if any), minus the sum of repurchase agreement liabilities and accrued interest payable.

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding and also its junior subordinated notes by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under U.S. generally accepted accounting principles (“GAAP”) in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election.  As such all gains or losses on these instruments are reflected in earnings for all periods presented.  As of December 31, 2020, such instruments were comprised entirely of Eurodollar futures contracts.

The table below presents information related to outstanding Eurodollar futures positions at December 31, 2020.

($ in thousands)
Junior Subordinated Debt Funding Hedges
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	LIBOR	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
2021	$1,000	1.02%	0.18%	$(8)

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions.

Book Value Per Share

The Company's Book Value Per Share at December 31, 2020 was $2.97.  The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's Class A Common Stock. At December 31, 2020, the Company's stockholders’ equity was $34.5 million with 11,608,555 Class A Common shares outstanding.

Summarized Financial Statements

The following is a summarized presentation of the unaudited consolidated balance sheets as of December 31, 2020, and 2019, and the unaudited consolidated statements of operations for the calendar quarters and years ended December 31, 2020 and 2019.  Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited - Amounts Subject to Change)

	December 31, 2020	December 31, 2019
ASSETS
Mortgage-backed securities	$65,178,231	$217,840,953
Cash equivalents and restricted cash	10,911,357	12,385,117
Investment in Orchid Island Capital, Inc.	13,547,764	8,892,211
Accrued interest receivable	202,192	750,875
Deferred tax assets, net	34,668,467	33,288,536
Other assets	4,192,558	6,331,256
Total Assets	$128,700,569	$279,488,948

LIABILITIES AND EQUITY
Repurchase agreements	$65,071,113	$209,954,000
Junior subordinated notes	27,612,781	27,481,121
Other liabilities	1,528,826	2,076,836
Total Liabilities	94,212,720	239,511,957
Stockholders' equity	34,487,849	39,976,991
Total Liabilities and Equity	$128,700,569	$279,488,948
Class A Common Shares outstanding	11,608,555	11,608,555
Book value per share	$2.97	$3.44

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - Amounts Subject to Change)

	Years Ended		Three Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Advisory services	$6,795,072	$6,907,910	$1,825,929	$1,855,659
Interest and dividend income	5,516,733	9,328,175	1,102,658	2,263,267
Interest expense	(2,224,141)	(6,174,875)	(300,470)	(1,324,510)
Net revenues	10,087,664	10,061,210	2,628,117	2,794,416
(Losses) gains	(10,279,321)	(603,136)	424,608	551,156
Expenses	6,666,901	6,439,709	1,660,107	1,614,336
Net (loss) income before income tax benefit	(6,858,558)	3,018,365	1,392,618	1,731,236
Income tax benefit	(1,369,416)	(10,281,612)	(10,665,275)	(11,223,976)
Net (loss) income	$(5,489,142)	$13,299,977	$12,057,893	$12,955,212

Basic and Diluted Net (loss) income Per Share of:
CLASS A COMMON STOCK	$(0.47)	$1.09	$1.04	$1.11
CLASS B COMMON STOCK	$(0.47)	$1.09	$1.04	$1.11

	Consolidated
	Three Months Ended December 31,
Key Balance Sheet Metrics	2020	2019
Average MBS(1)	$69,161,379	$190,533,989
Average repurchase agreements(1)	67,878,143	182,214,500
Average equity(1)	28,458,902	33,499,385

Key Performance Metrics
Average yield on MBS(2)	3.45%	3.99%
Average cost of funds(2)	0.25%	2.08%
Average economic cost of funds(3)	3.88%	0.96%
Average interest rate spread(4)	3.20%	1.91%
Average economic interest rate spread(5)	(0.43)%	3.03%

(1)	Average MBS, repurchase agreements and stockholders’ equity balances are calculated using two data points, the beginning and ending balances.
(2)
Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/repurchase agreement balances and are annualized for the quarterly periods presented.

(3)	Represents interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average repurchase agreements.
(4)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on MBS.
(5)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on MBS.

About Bimini Capital Management, Inc.

Bimini Capital Management, Inc. is an asset manager that invests primarily in residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae).

Through our wholly-owned subsidiary, Bimini Advisors Holdings, LLC ("Bimini Advisors"), we serve as the external manager of Orchid Island Capital, Inc. ("Orchid"). Orchid is a publicly-traded real estate investment trust (NYSE: ORC).  Orchid is managed to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows. As Orchid’s external manager, Bimini Advisors receives management fees and expense reimbursements for managing Orchid's investment portfolio and day-to-day operations.  Pursuant to the terms of the management agreement, Bimini Advisors provides Orchid with its management team, including its officers, along with appropriate support personnel. Bimini Advisors is at all times subject to the supervision and oversight of Orchid's board of directors and has only such functions and authority as are delegated to it.

We also manage the portfolio of our wholly-owned subsidiary, Royal Palm Capital, LLC (“Royal Palm”). Royal Palm is managed with an investment strategy similar to that of Orchid.  Bimini Capital Management, Inc. and its subsidiaries are headquartered in Vero Beach, Florida.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Friday, March 12, 2021, at 10:00 AM ET. Participants can receive dial-in information via email by following the link:

https://www.incommglobalevents.com/registration/client/6953/bimini-capital-management-fourth-quarter-2020-earnings-call/

A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.ir.biminicapital.com, and an audio archive of the webcast will be available for approximately one year.

CONTACT:
Bimini Capital Management, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.biminicapital.com